Exhibit 99.1

12900 Snow Road Parma, OH 44130

N E W S R E L E A S E

CONTACT:
Kelly Powell
Manager, Investor Relations
(216) 676-2000

GrafTech Announces Share Repurchase Plan

Parma, OH – December 13, 2007 – GrafTech International Ltd. (NYSE:GTI) today announced that its Board of Directors has approved a share repurchase program, authorizing the purchase of up to three million shares of the Company’s common stock.

“A key purpose of this plan is to reduce the dilutive impact of stock options previously issued under the Company’s equity compensation program,” said GrafTech Chief Executive Officer Craig Shular.  “The share repurchase program reflects confidence in our ability to generate cash and produce solid operating results and is consistent with our ongoing commitment to increase shareholder value.”

Share repurchases may take place from time to time in the open market or through private transactions, as market conditions warrant.  The Company intends to fund the share repurchase program from available cash and cash flows.  The repurchase program may be suspended or discontinued at any time.

GrafTech International Ltd. is one of the world’s largest manufacturers and providers of high quality synthetic and natural graphite and carbon based products and technical and research and development services, with customers in about 80 countries engaged in the manufacture of steel, automotive products and electronics.  The company manufactures graphite electrodes, products essential to the production of electric arc furnace steel. GrafTech also manufactures thermal management, fuel cell and other specialty graphite and carbon products for, and provide services to, the electronics, power generation, semiconductor, transportation, petrochemical and other metals markets.  GrafTech is the leading manufacturer in all of its major product lines, with 11 state of the art manufacturing facilities strategically located on four continents.  For additional information on GrafTech International, call 216-676-2000 or visit the company’s website at www.graftech.com.

NOTE ON FORWARD-LOOKING STATEMENTS: This news release contains forward-looking statements about our share repurchase program, ability to generate cash flow, operating results, and shareholder value. We have no duty to update these statements. Our expectations are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. Actual future events, circumstances, performance and trends could differ materially, positively or negatively, from those set forth in or inferred from these statements due to various factors, including: changes in economic conditions or product end market conditions; non-attainment of anticipated EAF steel production; graphite electrode manufacturing capacity increases; failure of increased EAF steel production or stable graphite electrode production to result in stable or increased graphite electrode demand, prices or sales volumes; differences between actual graphite electrode prices and spot or announced prices; changes in inventory management and utilization or in supply chain management; consolidation of steel producers; limitations on the amounts of or changes in the timing of our capital expenditures; absence of successful development and commercialization of new or improved products or subsequent displacement thereof by other products or technologies; failure to expand manufacturing capacity to meet growth in demand, if any; inability to protect our intellectual property rights or infringement of intellectual property rights of others; unanticipated developments in legal proceedings or litigation; non-realization of price increases or adjustments; non-realization of anticipated benefits from organizational changes and restructurings; significant changes in our provision for income taxes and effective income tax rate; unanticipated developments relating to health, safety or environmental compliance or remediation obligations or liabilities to third parties, labor relations, raw materials or energy; unavailability of raw materials; changes in the cost of key and other raw materials, including petroleum based coke, by reason of shortages, market pricing, pricing terms in applicable supply contracts, or other events; changes in market prices of our securities or in market conditions that affect our plans; changes in interest or currency exchange rates, competitive conditions or inflation; changes in appropriation of government funds or failure to satisfy conditions to government grants; changes in performance that affect financial covenant compliance or funds available for borrowing; failure to achieve earnings or other estimates; business interruptions adversely affecting our ability to supply our products; changes in our stock price; and other risks and uncertainties, including those detailed in our SEC filings, as well as future decisions by us. This news release does not constitute an offer or solicitation as to any securities.